Provident Financial Services, Inc. Announces Quarterly Earnings and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, October 25, 2004 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $13.3 million for the three months ended September 30, 2004 and $32.2 million for the nine months ended September 30, 2004, compared to $8.1 million and $10.5 million, respectively, for the same periods in 2003. Basic and diluted earnings per share were $0.19 for the quarter and $0.54 for the nine months ended September 30, 2004, compared to basic and diluted earnings per share of $0.14 and $0.16 for third quarter 2003 and for the period from January 15, 2003, the date of the Company's stock conversion, through September 30, 2003, respectively. Earnings and per share data for 2004 reflected the impact of the Company's acquisition of First Sentinel Bancorp, Inc. ("First Sentinel") from July 14, 2004, the date the acquisition was completed. Third quarter 2004 earnings were impacted by one-time expenses related to the merger and integration of First Sentinel's operations of approximately $870 thousand, net of tax. Net income for the nine months ended September 30, 2003 reflected the one-time expense associated with the $15.6 million net of tax contribution to The Provident Bank Foundation.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Third quarter results confirm that our acquisition of First Sentinel has significantly enhanced the performance capabilities of the Company's franchise. Through the efforts of many dedicated employees, including the newest members of our team, the process of integrating operations and systems has proceeded according to expectations and is now substantially complete. The addition of a loyal customer base in one of New Jersey's best markets allows us to more effectively execute our proven business model of building relationships with our retail and commercial clients. We continue to drive toward our strategic objectives of improving operating efficiency, maximizing core deposits and building our commercial loan portfolios. "

Declaration  of Quarterly Dividend

On October 21, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.06 per common share. The dividend is payable on November 30, 2004 to stockholders of record as of the close of business on November 12, 2004.

Balance Sheet Summary

Total assets grew to $6.54 billion at September 30, 2004, compared to $4.28 billion at December 31, 2003, with the increase primarily due to the First Sentinel acquisition and internal growth in the Company's loan portfolio. The fair value of assets acquired in the First Sentinel transaction totaled $2.57 billion at July 14, 2004, while deposits and borrowings assumed totaled $1.36 billion and $566.5 million, respectively.

The Company's net loans increased $308.8 million, or 13.9%, during the nine months ended September 30, 2004, excluding $1.18 billion in loans added through the First Sentinel acquisition. Internal loan growth highlights for the nine month period ended September 30, 2004 included an $86.2 million, or 34.4%, increase in commercial and industrial loans, an $85.8 million, or 28.7%, increase in consumer loans, and a $124.0 million, or 7.9%, increase in loans secured by real estate. The increase in consumer loans was largely attributable to an increase in indirect auto loans, as well as fixed-rate home equity loans and home equity lines of credit.

Excluding $744.5 million of investments acquired through the First Sentinel acquisition, total investments decreased $469.9 million, or 28.1%, during the nine months ended September 30, 2004. Proceeds from investment sales, maturities and scheduled cash flows were used to fund loan growth and the cash portion of the acquisition consideration.

Core deposits increased $52.9 million, or 3.0%, for the nine months ended September 30, 2004, excluding $858.9 million in core deposits acquired through the First Sentinel acquisition. Total deposits were $4.09 billion at September 30, 2004, with core deposits representing 65.4% of total deposits. The Company's continued emphasis on core account generation has contributed to an 18 basis point reduction in the cost of interest-bearing deposits to 1.29% for third quarter 2004 compared to 1.47% for third quarter 2003. Compared to the trailing quarter, the cost of deposits decreased six basis points from 1.35% for the second quarter.

Common stock repurchases for the three and nine months ended September 30, 2004 totaled 2.9 million shares at an average cost of $17.58 per share and 3.2 million shares at an average cost of $17.76 per share, respectively. An additional 738 thousand shares remain eligible for repurchase under the current common stock repurchase authorization. At September 30, 2004, book value per share and tangible book value per share totaled $15.00 and $9.32, respectively.

Results of Operations

Net Interest Margin

The net interest margin increased 29 basis points to 3.43% for the quarter ended September 30, 2004 compared with 3.14% for the same period in 2003. This represented an increase of 15 basis points versus the trailing quarter net interest margin of 3.28%. Purchase accounting adjustments contributed approximately 14 basis points to the net interest margin for the quarter ended September 30, 2004. The weighted average rate for interest-earning assets was 4.89% for the three months ended September 30, 2004 compared with 4.48% for the three months ended September 30, 2003 and 4.58% for the trailing quarter. The weighted average rate for interest-bearing liabilities was 1.70% for the quarter ended September 30, 2004, compared with 1.75% for the third quarter of 2003 and 1.69% for the quarter ended June 30, 2004.

The net interest margin increased six basis points to 3.41% for the nine months ended September 30, 2004 compared with 3.35% for the same period in 2003. The weighted average rate for interest-earning assets was 4.77% for the nine months ended September 30, 2004 compared with 4.82% for the nine months ended September 30, 2003. The weighted average rate for interest-bearing liabilities was 1.69% for the nine months ended September 30, 2004, compared with 1.95% for the same period in 2003.

Non-Interest Income

Non-interest income totaled $8.2 million for the quarter and $22.6 million for the nine months ended September 30, 2004, representing increases of $1.4 million, or 21.5%, and $5.2 million, or 30.0%, respectively, compared to the same periods in 2003. Fee income from retail deposits increased $1.4 million, or 32.9%, to $5.8 million for the three months ended September 30, 2004, compared to $4.3 million for the three months ended September 30, 2003. For the nine months ended September 30, 2004, fee income from retail deposits increased $3.2 million, or 26.2%, to $15.2 million compared to $12.0 million for the same period in 2003. The increase in deposit fees was largely attributable to the implementation of an overdraft privilege product in late 2003.

Non-Interest Expense

For the three months ended September 30, 2004, non-interest expense increased $8.6 million or 33.5% to $34.3 million compared to $25.7 million for the three months ended September 30, 2003. For the three months ended September 30, 2004, compensation and benefits expense increased $3.7 million compared with the same period in 2003, primarily as a result of the addition of some staff from First Sentinel, increases in stock-based compensation and executive severance. Amortization of intangibles increased $1.1 million for the quarter ended September 30, 2004 compared with the same period in 2003, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $1.1 million, advertising expense of $791 thousand and data processing expense of $490 thousand for the quarter ended September 30, 2004, compared with the same period in 2003, are also due primarily to the acquisition and integration of the First Sentinel operations.

For the nine months ended September 30, 2004, non-interest expense decreased $10.9 million or 11.1% to $87.1 million compared to $98.0 million for the nine months ended September 30, 2003. A $24.0 million decrease in charitable contributions associated with the formation of The Provident Bank Foundation in early 2003 was partially offset by increases in compensation expense of $7.6 million, including stock-based compensation and executive severance. Advertising expense increased $2.3 million for the nine months ended September 30, 2004, compared with the same period in 2003, as a result of increased marketing efforts in support of the Company's focus on core deposit and loan generation, as well as the cost of customer communications associated with the integration of the First Sentinel business. Occupancy expense increased $1.8 million for the nine months ended September 30, 2004 compared with the same period in 2003, primarily as a result of the additional 22 branch locations obtained through the First Sentinel acquisition.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans as of September 30, 2004 were $4.9 million or 0.13% of loans compared to $4.0 million or 0.17% of total loans at June 30, 2004 and $5.8 million or 0.28% of total loans at September 30, 2003.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank. Founded in 1839, the Bank currently operates 77 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Monday October 25, 2004 regarding highlights of the Company's third quarter 2004 financial results. The call can be accessed by dialing 1-800-237-9752 (Domestic) or 1-617-847-8706 (International) and stating the pass code number: 94742996. Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2004 (Unaudited) and December 31, 2003
                             (Dollars in Thousands)

                            Assets                                      September 30, 2004              December 31, 2003
                                                                 --------------------------------- ----------------------------
Cash and due from banks                                         $                       134,553  $                   106,228
Federal funds sold                                                                        4,000                          --
Short-term investments                                                                   11,823                       69,624
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       150,376                      175,852
                                                                 --------------------------------- ----------------------------
Investment securities (market value of $465,122
        (unaudited) and $524,429 at September 30, 2004
        and December 31, 2003, respectively)                                            458,885                      517,789
Securities available for sale, at fair value                                          1,485,283                    1,151,829
Federal Home Loan Bank stock                                                             52,464                       34,585

Loans                                                                                 3,743,686                    2,237,367
        Less allowance for loan losses                                                   33,630                       20,631
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,710,056                    2,216,736
                                                                 --------------------------------- ----------------------------
Other real estate owned, net                                                                 32                           41
Banking premises and equipment, net                                                      64,758                       46,741
Accrued interest receivable                                                              24,343                       16,842
Intangible assets                                                                       429,570                       23,938
Bank owned life insurance                                                               104,648                       71,506
Other assets                                                                             59,567                       29,019
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,539,982  $                 4,284,878
                                                                 ================================= ============================
             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                     1,113,028  $                   774,988
        Savings deposits                                                              1,561,614                      987,877
        Certificates of deposit of $100,000 or more                                     250,233                      148,306
        Other time deposits                                                           1,167,120                      784,805
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      4,091,995                    2,695,976

Mortgage escrow deposits                                                                 14,876                       11,061
Borrowed funds                                                                        1,239,239                      736,328
Subordinated debentures                                                                  27,286                          --
Other
liabilities                                                                              31,984                       24,394
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   5,405,380                    3,467,759
                                                                 --------------------------------- ----------------------------
Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                 --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 75,616,638 shares outstanding at
  September 30, 2004 and 61,538,300 shares issued and
  60,600,100 shares outstanding at December 31, 2003,
  Respectively                                                                              799                          615
Additional paid-in capital                                                              959,339                      606,541
Retained earnings                                                                       345,163                      324,250
Accumulated other comprehensive income                                                    4,704                        6,416
Treasury stock at cost  (3,228,742 shares at September 30, 2004)                        (57,327)                         --
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (76,477)                     (78,816)
Common Stock acquired by the Stock Award Plan                                           (41,599)                     (41,887)
Common Stock acquired by the Directors' Deferred Fee Plan
  (700,841 shares at September 30, 2004)                                                (13,379)                         --
Deferred compensation - Directors' Deferred Fee Plan                                     13,379                          --
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          1,134,602                      817,119
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                     6,539,982  $                 4,284,878
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
   Three Months and Nine Months Ended September 30, 2004 and 2003 (Unaudited)
                             (Dollars in Thousands)

                                                         Three Months Ended             Nine Months Ended
                                                            September 30                  September 30
                                                    -----------------------------  ----------------------------
                                                        2004           2003            2004          2003
                                                    ------------- ---------------  ------------- --------------
Interest income:
 Real estate secured loans                        $     36,978  $       20,371  $      84,283  $      62,563
 Commercial loans                                        3,953           5,608         10,979         16,666
 Consumer loans                                          6,552           4,470         15,948         13,859
 Investment securities                                   4,799           4,194         14,522         12,724
 Securities available for sale                          14,423           8,738         32,603         30,854
 Other short-term investments                              108             126            408            370
 Federal funds                                              95             347            469          1,040
                                                    ------------- ---------------  ------------- --------------
                   Total interest income                66,908          43,854        159,212        138,076
                                                    ------------- ---------------  ------------- --------------
Interest expense:
 Deposits                                               11,321           8,792         27,123         30,962
 Borrowed funds                                          8,404           4,325         18,008         11,137
 Subordinated debentures                                   253             --             253            --
                                                    ------------- ---------------  ------------- --------------
                   Total interest expense               19,978          13,117         45,384         42,099
                                                    ------------- ---------------  ------------- --------------
                   Net interest income                  46,930          30,737        113,828         95,977

Provision for loan losses                                1,050             160          2,700          1,060
                                                    ------------- ---------------  ------------- --------------
                   Net interest income after
                   provision for loan losses            45,880          30,577        111,128         94,917
                                                    ------------- ---------------  ------------- --------------
Non-interest income:
 Fees                                                    5,757           4,333         15,194         12,043
 Net gain on securities transactions                       577             665          1,312            661
 Commissions                                                96              39            342            197
 Bank owned life insurance                               1,255           1,019          3,193          2,813
 Other income                                              515             695          2,531          1,644
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest income             8,200           6,751         22,572         17,358
                                                    ------------- ---------------  ------------- --------------
Non-interest expense:
 Salaries and employee benefits                         17,869          14,151         46,351         38,797
 Net occupancy expense                                   4,837           3,727         12,355         10,562
 Federal deposit insurance                                 141             105            347            339
 Data processing expense                                 2,156           1,666          5,820          4,939
 Advertising and promotion expense                       1,853           1,062          4,897          2,554
 Amortization of intangibles                             1,953             863          3,048          2,997
 Other operating expenses                                5,531           4,154         14,265         13,766
 Contribution to The Provident Bank Foundation             --              --             --          24,000
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest expense           34,340          25,728         87,083         97,954
                                                    ------------- ---------------  ------------- --------------
                   Income before income tax             19,740          11,600         46,617         14,321
                   expense
Income tax expense                                       6,397           3,462         14,399          3,788
                                                    ------------- ---------------  ------------- --------------
                   Net income                      $    13,343    $      8,138    $    32,218    $    10,533
                                                    ============= ===============  =============  =============
Basic earnings per share                                 $0.19           $0.14          $0.54          $0.16
Average basic shares outstanding                    69,370,408      56,972,858     59,660,054     58,702,373

Diluted earnings per share                               $0.19           $0.14          $0.54          $0.16
Average diluted shares outstanding                  69,370,675      57,174,970     59,660,492     58,774,166

                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data)(unaudited)

                                                               At or for the Three              At or for the
                                                                  Months Ended               Nine Months Ended
                                                                  September 30                  September 30
                                                                  ------------                  ------------
                                                               2004           2003          2004           2003
                                                               ----           ----          ----           ----
INCOME STATEMENT:
Net interest income                                          $46,930       $30,737       $113,828        $95,977
Provision for loan losses                                      1,050           160          2,700          1,060
Non-interest income                                            8,200         6,751         22,572         17,358
Non-interest expense                                          34,340        25,728         87,083         97,954
Income before income tax expense                              19,740        11,600         46,617         14,321
Net income                                                    13,343         8,138         32,218         10,533
Basic earnings per share (1)                                   $0.19         $0.14          $0.54          $0.16
Diluted earnings per share (1)                                 $0.19         $0.14          $0.54          $0.16
Interest rate spread                                           3.19%         2.76%          3.08%          2.87%
Net interest margin                                            3.43%         3.17%          3.41%          3.35%

PROFITABILITY:
Annualized return on average assets                            0.87%         0.78%          0.88%          0.34%
Annualized return on average equity                            5.16%         3.84%          4.84%          1.74%
Annualized operating expense to
    average assets                                             2.21%         2.47%          2.37%          3.21%
Efficiency ratio (net of foundation expense) (2)              62.29%        68.63%         63.84%         65.25%

ASSET QUALITY:
Non-performing loans                                                                        4,889          5,848
Other real estate owned                                                                        32             41
Non-performing loans to
    total loans                                                                             0.13%          0.28%
Non-performing assets to
    total assets                                                                            0.08%          0.14%
Allowance for loan losses                                                                  33,630         21,288
Allowance for loan losses to
    non-performing loans                                                                  687.92%        364.02%
Allowance for loan losses to
    total loans                                                                             0.90%          1.01%

AVERAGE BALANCE SHEET DATA:
Assets                                                    $6,154,411    $4,167,851     $4,886,347     $4,085,849
Loans, net                                                 3,405,859     2,016,717      2,636,690      1,981,261
Earning assets                                             5,442,634     3,886,874      4,461,198      3,827,232
Core deposits                                              2,540,794     1,700,013      2,019,111      1,674,773
Borrowings                                                 1,173,304       612,818        854,321        537,132
Interest-bearing liabilities                               4,670,130     2,977,902      3,591,234      2,886,430
Stockholders' equity                                       1,034,078       846,885        889,517        809,046
Average yield on interest-
    earning assets                                             4.89%         4.53%          4.77%          4.82%
Average cost of interest-
    bearing liabilities                                        1.70%         1.77%          1.69%          1.95%

CAPITAL:
Leverage capital                                              12.73%        19.37%         12.73%         19.37%
Total risk-based capital                                      19.78%        35.39%         19.78%         35.39%
Average equity to
    average assets                                            16.80%        20.32%         18.20%         19.80%

Notes
------
(1) Basic and Diluted Earnings Per Share for the nine months ended September 30, 2003, includes the results of operations from January 15, 2003, the date the Company completed its Plan of Conversion, in the amount of $9,553,000.

(2)  Efficiency Ratio Calculation

                                                              Three Months Ended         Nine Months Ended
                                                                 September 30,              September 30,
                                                                 ------------               -------------
                                                             2004           2003          2004           2003
                                                             ----           ----          ----           ----
Net interest income                                        $46,930        $ 30,737    $ 113,828        $ 95,977
Non-interest income                                          8,200           6,751       22,572          17,358
                                                          --------        --------    ---------        --------
Total income                                              $ 55,130        $ 37,488     $136,400        $113,335
                                                          ========        ========    =========        ========

Non-interest expense                                      $ 34,340        $ 25,728    $  87,083        $ 97,954
LESS: Provident Bank Charitable Foundation Donation             -               -             -         (24,000)
                                                          --------        --------    ---------        --------
Adjusted non-interest expense                             $ 34,340        $ 25,728    $  87,083        $ 73,954
                                                          ========        ========    =========        ========

    Expense/Income:                                          62.29%          68.63%       63.84%          65.25%
                                                             ======          ======       ======          ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited)                                             September 30, 2004                     June 30, 2004
                                                        ------------------                     -------------
(Dollars in Thousands)                            Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments          $       58,043 $        203      1.39%   $   147,058 $      364     1.00%
   Investment Securities (1)                         474,110        4,799      4.03%       494,080      4,581     3.73%
   Securities Available for Sale                   1,455,892       14,258      3.90%     1,017,331      8,213     3.25%
   Federal Home Loan Bank Stock                       48,730          165      1.35%        32,090        131     1.64%
   Net Loans (2)
        Total Mortgage Loans                       2,599,509       36,978      5.66%     1,625,142     23,539     5.83%
        Total Commercial Loans                       348,116        3,953      4.52%       342,126      3,728     4.38%
        Total Consumer Loans                         458,234        6,552      5.69%       323,698      4,761     5.92%
                                               -------------- ------------              ----------- ----------
        Total Interest-Earning Assets         $    5,442,634       66,908      4.89%   $ 3,981,525     45,317     4.58%
                                               -------------- ------------              ----------- ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                           100,488                                81,782
   Other Assets                                      611,289                               189,420
                                               --------------                           -----------
            TOTAL ASSETS                      $    6,154,411                           $ 4,252,727
                                               ==============                           ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      659,449        1,530      0.92%   $   436,910        821     0.76%
   Savings Deposits                                1,498,412        2,965      0.79%       990,032      2,200     0.89%
   Time Deposits                                   1,338,965        6,826      2.03%       937,851      4,915     2.11%
                                               -------------- ------------              ----------- ----------
            TOTAL DEPOSITS                         3,496,826       11,321      1.29%     2,364,793      7,936     1.35%
                                               -------------- ------------              ----------- ----------

   Borrowed Funds                                  1,173,304        8,657      2.94%       693,534      4,885     2.83%
                                               -------------- ------------              ----------- ----------
          TOTAL BORROWINGS                         1,173,304        8,657      2.94%       693,534      4,885     2.83%
                                               -------------- ------------              ----------- ----------
         Total Interest-Bearing Liabilities   $    4,670,130       19,978      1.70%   $ 3,058,327     12,821     1.69%
                                               -------------- ------------              ----------- ----------

Non-Interest Bearing Liabilities                     450,203                               379,555
                                               --------------                           -----------
             TOTAL LIABILITIES                     5,120,333                             3,437,882
Equity                                             1,034,078                               814,845
                                               --------------                           -----------
            TOTAL LIAB & EQUITY               $    6,154,411                           $ 4,252,727
                                               ==============                           ===========

Net interest income                                          $     46,930                          $   32,496
                                                              ============                          ==========

Net interest rate spread                                                       3.19%                              2.89%
                                                                               ====                               ====
Net interest-earning assets                   $      772,504                           $   923,198
                                               ==============                           ===========

Net interest margin (3)                                                        3.43%                              3.28%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.17x                                 1.30x
                                               ==============                           ===========

----------------------------------------------
   (1)  Average oustanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3)  Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the previous year, inclusive.


                                                 09/30/04      06/30/04     3/31/04     12/31/03   09/30/03
                                                 3rd Qtr.      2nd Qtr.    1st Qtr.     4th Qtr.    3rd Qtr.
                                                 -------       --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      3.79%         3.16%       3.53%        3.48%      2.84%
   Net Loans                                       5.55%         5.62%       5.78%        5.70%      5.99%
     Total Interest-Earning Assets                 4.89%         4.58%       4.79%        4.67%      4.48%

Interest-Bearing Liabilities:
   Total Deposits                                  1.29%         1.35%       1.35%        1.37%      1.47%
   Total Borrowings                                2.94%         2.83%       2.76%        2.61%      2.80%
      Total Interest-Bearing Liabilities           1.70%         1.69%       1.67%        1.64%      1.75%

Interest Rate Spread                               3.19%         2.89%       3.12%        3.03%      2.73%
Net Interest Margin                                3.43%         3.28%       3.50%        3.41%      3.14%
Ratio of interest-earning assets to
      total interest-bearing liabilities           1.17x         1.30x       1.30x        1.30x      1.31x



Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited)                                             September 30, 2004                   September 30, 2003
                                                        ------------------                   ------------------
(Dollars in Thousands)                             Average                 Average        Average              Average
                                                   Balance      Interest    Yield         Balance     Interest  Yield
                                              --------------------------------------  ----------------------------------
Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments           $      106,645 $        877     1.10%   $    170,558  $   1,410     1.11%
   Investment Securities (1)                          494,534       14,522     3.92%        445,746     12,724     3.82%
   Securities Available for Sale                    1,185,256       32,192     3.63%      1,205,195     30,109     3.34%
   Federal Home Loan Bank Stock                        38,073          411     1.44%         24,472        745     4.07%
   Net Loans (2)
        Total Mortgage Loans                        1,960,222       84,283     5.74%      1,287,717     62,563     6.50%
        Total Commercial Loans                        314,134       10,979     4.67%        425,918     16,666     5.23%
        Total Consumer Loans                          362,334       15,948     5.88%        267,626     13,859     6.92%
                                                -------------- ------------             ------------  ---------
        Total Interest-Earning Assets          $    4,461,198      159,212     4.77%   $  3,827,232    138,076     4.82%
                                                -------------- ------------             ------------  ---------

Non-Interest Earning Assets:
   Cash and Due from Banks                             88,748                                85,589
   Other Assets                                       336,401                               173,028
                                                --------------                          ------------
            TOTAL ASSETS                       $    4,886,347                          $  4,085,849
                                                ==============                          ============

Interest-Bearing Liabilities:
   Demand Deposits                             $      508,172        3,143     0.83%   $    402,695      2,741     0.91%
   Savings Deposits                                 1,155,000        7,327     0.85%        940,605      9,441     1.34%
   Time Deposits                                    1,073,741       16,653     2.07%      1,005,998     18,780     2.50%
                                                -------------- ------------             ------------  ---------
            TOTAL DEPOSITS                          2,736,913       27,123     1.32%      2,349,298     30,962     1.76%
                                                -------------- ------------             ------------  ---------

   Borrowed Funds                                     854,321       18,261     2.86%        537,132     11,137     2.77%
                                                -------------- ------------             ------------  ---------
          TOTAL BORROWINGS                            854,321       18,261     2.86%        537,132     11,137     2.77%
                                                -------------- ------------             ------------  ---------
         Total Interest-Bearing Liabilities    $    3,591,234       45,384     1.69%   $  2,886,430     42,099     1.95%
                                                -------------- ------------             ------------  ---------

Non-Interest-Bearing Liabilities                      405,596                               390,373
                                                --------------                          ------------
             TOTAL LIABILITIES                      3,996,830                             3,276,803
Equity                                                889,517                               809,046
                                                --------------                          ------------
            TOTAL LIAB & EQUITY                $    4,886,347                          $  4,085,849
                                                ==============                          ============

Net interest income                                           $    113,828                           $  95,977
                                                               ============                           =========

Net interest rate spread                                                       3.08%                               2.87%
                                                                               ====                                ====
Net interest-earning assets                    $      869,964                          $    940,802
                                                ==============                          ============

Net interest margin (3)                                                        3.41%                               3.35%
                                                                               ====                                ====
Ratio of interest-earning assets to
      interest-bearing liabilities                       1.24x                                 1.33x
                                                ==============                          ============

--------------------------------------------
   (1) Average oustanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the three previous years, inclusive.

                                                         Nine Months Ended
                                                ---------------------------------------
                                                  09/30/04      09/30/03    09/30/02
Interest-Earning Assets:                        ---------------------------------------

   Securities                                       3.51%         3.26%      4.84%
   Net Loans                                        5.63%         6.28%      7.03%
     Total Interest-Earning Assets                  4.77%         4.82%      6.35%

Interest-Bearing Liabilities:
   Total Deposits                                   1.32%         1.76%      2.52%
   Total Borrowings                                 2.86%         2.77%      4.26%
      Total Interest-Bearing Liabilities            1.69%         1.95%      2.66%

Interest Rate Spread                                3.08%         2.87%      3.69%
Net Interest Margin                                 3.41%         3.35%      4.06%
Ratio of interest-earning assets to
      interest-bearing liabilities                  1.24x         1.33x      1.16x
